Exhibit 99.1

Hertz Global Holdings Reports
First Quarter 2018 Financial Results

ESTERO, Fla, May 7, 2018 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported results for its first quarter 2018.

First Quarter 2018 Compared to First Quarter 2017:

•
Consistent with the fourth quarter of 2017, the Company’s U.S. operational improvement initiatives showed progress in nearly all key performance metrics including absolute and unit revenues, unit vehicle depreciation costs, vehicle utilization and time and mileage pricing

•	Total revenue increased 8%

•	Net loss decreased 9%

•	Adjusted Corporate EBITDA improved by $51 million

"We entered 2018 a stronger company than one-year ago with positive underlying revenue momentum as our strategies to enhance fleet, customer service and brand value are gaining traction,” said Kathryn V. Marinello, president and chief executive officer of Hertz. “At the same time, we have fortified our leadership team and are managing our assets more effectively. The early progress is motivating for our employees and being recognized by our customers. But we still have work to do, reflecting the significant opportunities in front of us, as we position our business for sustainable, long-term growth.”

For the first quarter 2018, total revenues were $2.1 billion, an 8% increase versus the first quarter 2017. Loss before income taxes for the first quarter 2018 was $231 million versus a loss of $294 million in the same period last year. First quarter 2018 net loss was $202 million, or $2.43 loss per diluted share compared with a net loss of $223 million during the first quarter 2017, or $2.69 loss per diluted share. The Company reported adjusted net loss for the first quarter 2018 of $131 million, or $1.58 per adjusted diluted loss per share, compared with adjusted net loss of $134 million, or $1.61 adjusted diluted loss per share, for the same period last year. Adjusted Corporate EBITDA for the first quarter 2018 was a negative $59 million, compared to a negative $110 million in the same period last year.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY

U.S. RAC(1)	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total Revenues	$1,426	$1,353	5%
Depreciation of revenue earning vehicles and lease charges, net	$434	$499	(13)%
Income (loss) before income taxes	$(68)	$(132)	(48)%

Adjusted pre-tax income (loss)	$(48)	$(116)	(59)%
Adjusted pre-tax margin	(3)%	(9)%	520	bps

Adjusted Corporate EBITDA	$(48)	$(104)	(54)%
Adjusted Corporate EBITDA margin	(3)%	(8)%	430	bps

Average vehicles	478,600	478,000	—%
Transaction days (in thousands)	34,203	32,312	6%
Total RPD (in whole dollars)	$40.93	$41.19	(1)%
Total RPU per month (in whole dollars)	$975	$928	5%
Net depreciation per unit per month (in whole dollars)	$302	$348	(13)%

Total U.S. RAC revenues increased 5% versus the prior year quarter as a result of a 6% increase in transaction days and a 1% decline total RPD. Excluding revenue from value-added services and the growth in ride-hailing rentals, time and mileage pricing increased 3%.

Utilization improved by 430 basis points to 79% on higher transaction day volume and flat vehicle capacity compared with a year ago. Vehicle capacity declined nearly 3%, excluding the growth in fleet specifically dedicated to ride-hailing rentals.

Monthly net per unit vehicle depreciation expense decreased 13% to $302 as a result of more favorable purchase prices on like-for-like model-year 2018 vehicles, an increased penetration of remarketing vehicles through higher-yielding sales channels, and significantly decreased losses in 2018 versus 2017 that were incurred as part of the prior year quarter’s rebalancing of the fleet mix and level.

Direct vehicle operating and selling, general and administrative expenses as a percentage of total revenues for U.S. RAC was 72% for the first quarter of 2018 compared to 71% for the first quarter of 2017. The increase was primarily due to incremental investments related to the Company’s transformation initiatives.

Revenue growth coupled with a decrease in monthly depreciation per unit expenses supported an improvement in Adjusted Corporate EBITDA in the first quarter, despite higher expenses associated with the Company’s operating turnaround initiatives, which included $10 million of incremental spending for strategic investments year over year, and increased vehicle interest expense due to rising interest rates.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY

International RAC(1)	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total Revenues	$468	$411	14%
Depreciation of revenue earning vehicles and lease charges, net	$102	$85	20%
Income (loss) before income taxes	$(12)	$(5)	140%

Adjusted pre-tax income (loss)	$(6)	$(4)	50%
Adjusted pre-tax margin	(1)%	(1)%	(30)	bps

Adjusted Corporate EBITDA	$—	$3	(100)%
Adjusted Corporate EBITDA margin	—%	1%	(70)	bps

Average vehicles	148,700	150,400	(1)%
Transaction days (in thousands)	9,974	10,184	(2)%
Total RPD (in whole dollars)	$45.72	$43.40	5%
Total RPU per month (in whole dollars)	$1,022	$980	4%
Net depreciation per unit per month (in whole dollars)	$222	$204	9%

The Company’s International RAC segment revenues increased 14%, or 3% excluding a favorable foreign currency impact. Total RPD increased 5%, partially offset by a 2% decrease in transaction days. Excluding the August 2017 sale of the Company's lower-RPD operations in Brazil, Total RPD and transactions days increased 2% and 4%, respectively, due to strength in higher-yielding commercial and multi-month volume. Revenue per unit increased 4% over the prior year.

Monthly net per unit vehicle depreciation expense increased 9%, or 5% excluding Brazil, primarily as a result of residual-value declines on diesel vehicles in Europe. Vehicle utilization declined by 70 basis points primarily driven by the Company's Spain and Asia Pacific operations. The Company focused on driving higher rate in these regions which impacted overall utilization.

Direct vehicle operating and selling, general and administrative expenses as a percentage of total revenues for International RAC was 77% for the first quarter of 2018 compared to 78% for the first quarter of 2017.

Increased fleet and operating costs resulted in a $3 million decrease in Adjusted Corporate EBITDA for International RAC compared with a year ago.

ALL OTHER OPERATIONS

All Other Operations(1)	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions)	2018	2017
Total Revenues	$169	$152	11%
Depreciation of revenue earning vehicles and lease charges, net	$125	$117	7%
Income (loss) before income taxes	$19	$18	6%

Adjusted pre-tax income (loss)	$22	$21	5%
Adjusted pre-tax margin	13%	14%	(80)	bps

Adjusted Corporate EBITDA	$20	$20	—%
Adjusted Corporate EBITDA margin	12%	13%	(130)	bps

Average vehicles - Donlen	191,600	207,500	(8)%

All Other Operations is primarily comprised of the Company's Donlen leasing operations. A 3% growth in units under lease, as well as a richer mix of vehicles, resulted in increased revenues and depreciation expense. Average vehicles decreased as a result of a reduction in non-lease units in Donlen's maintenance management programs which drive a lower revenue per unit when compared to lease units under these programs.

(1)
Adjusted pre-tax income (loss), adjusted pre-tax margin, Adjusted Corporate EBITDA, Adjusted Corporate EBITDA margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share are non-GAAP measures. Average vehicles, transaction days, Total RPD, Total RPU and net depreciation per unit per month are key metrics. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and key metrics and the reason the Company's management believes that this information is useful to investors.

RESULTS OF THE HERTZ CORPORATION

The GAAP and Non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION

Hertz Global’s first quarter 2018 live webcast discussion will be held on May 8, 2018, at 8:00 a.m. Eastern. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Company's website, IR.Hertz.com.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS

Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 10,200 corporate and franchisee locations throughout North America, Europe, The Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide airport general use vehicle rental companies, and the Hertz brand is one of the most recognized in the world. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the restatement in 2015 of the Company's previously issued financial results; the Company's ability to remediate the material weaknesses in its internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; occurrences that disrupt rental activity during the Company's peak periods; increased vehicle costs due to declines in the value of the Company's non-program vehicles; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to adequately respond to changes in technology and customer demands; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; a major disruption in the Company's communication or centralized information networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to successfully integrate acquisitions and complete dispositions; the Company's ability to maintain favorable brand recognition and a coordinated and comprehensive branding and portfolio strategy; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its Senior Facilities and the Letter of Credit Facility, its outstanding unsecured Senior Notes, its outstanding Senior Second Priority Secured Notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; the Company's ability to successfully implement its information technology and finance transformation programs; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, such as the Tax Cuts and Jobs Act, where such actions may affect the Company's operations, the cost thereof or applicable tax rates; changes to the Company's senior management team and the dependence of its business operations on its senior management team; the effect of tangible and intangible asset impairment charges; the Company's exposure to uninsured claims in excess of historical levels; fluctuati ons in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended March 31,		As a Percentage of Total Revenues
(In millions, except per share data)	2018	2017	2018	2017
Total revenues	$2,063	$1,916	100%	100%
Expenses:
Direct vehicle and operating	1,236	1,132	60%	59%
Depreciation of revenue earning vehicles and lease charges, net	661	701	32%	37%
Selling, general and administrative	234	220	11%	11%
Interest expense, net:
Vehicle	94	71	5%	4%
Non-vehicle	72	59	3%	3%
Total interest expense, net	166	130	8%	7%
Other (income) expense, net	(3)	27	—%	1%
Total expenses	2,294	2,210	111%	115%
Income (loss) before income taxes	(231)	(294)	(11)%	(15)%
Income tax (provision) benefit	29	71	1%	4%
Net Income (loss)	$(202)	$(223)	(10)%	(12)%
Weighted average number of shares outstanding:
Basic	83	83
Diluted	83	83
Earnings (loss) per share - basic and diluted:
Basic earnings (loss) per share	$(2.43)	$(2.69)
Diluted earnings (loss) per share	$(2.43)	$(2.69)

Adjusted pre-tax income (loss)(a)	$(175)	$(213)
Adjusted net income (loss)(a)	$(131)	$(134)
Adjusted earnings (loss) per share(a)	$(1.58)	$(1.61)
Adjusted Corporate EBITDA(a)	$(59)	$(110)

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	March 31, 2018	December 31, 2017
Cash and cash equivalents	$1,046	$1,072
Total restricted cash	894	432
Revenue earning vehicles, net:
U.S. Rental Car	8,950	7,761
International Rental Car	2,425	2,153
All Other Operations	1,449	1,422
Total revenue earning vehicles, net	12,824	11,336
Total assets	22,321	20,058
Total debt	16,811	14,865
Net vehicle debt(a)	11,564	10,079
Net non-vehicle debt(a)	3,424	3,402
Total stockholders' equity	1,138	1,520

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Three Months Ended March 31,
(In millions)	2018	2017
Cash flows provided by (used in):
Operating activities	$401	$485
Investing activities	(1,850)	(927)
Financing activities	1,877	391
Effect of exchange rate changes	8	8
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents(a)	$436	$(43)

Fleet growth(b)	$280	$202
Adjusted free cash flow(b)	$—	$(31)

(a)
Under recent accounting guidance issued by the Financial Accounting Standards Board, effective January 1, 2018 and applied retrospectively, the changes in total cash, cash equivalents, restricted cash and restricted cash equivalents are required to be presented in the statement of cash flows. Previously only changes in total cash and cash equivalents were presented in the statement of cash flows. As a result, for the three months ended March 31, 2017, the net change in cash, cash equivalents, restricted cash and restricted cash equivalents decreased by $12 million.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended March 31,		Percent Inc/(Dec)
	2018	2017
U.S. RAC
Transaction days (in thousands)	34,203	32,312	6%
Total RPD(a)	$40.93	$41.19	(1)%
Total RPU per month(a)	$975	$928	5%
Average vehicles	478,600	478,000	—%
Vehicle utilization(a)	79%	75%	430	bps
Net depreciation per unit per month(a)	$302	$348	(13)%
Percentage of program vehicles at period end	9%	8%	150	bps
Adjusted pre-tax income (loss) (in millions)(b)	$(48)	$(116)	(59)%

International RAC
Transaction days (in thousands)	9,974	10,184	(2)%
Total RPD(a)	$45.72	$43.40	5%
Total RPU per month(a)	$1,022	$980	4%
Average vehicles	148,700	150,400	(1)%
Vehicle utilization(a)	75%	75%	(70)	bps
Net depreciation per unit per month(a)	$222	$204	9%
Percentage of program vehicles at period end	41%	33%	860	bps
Adjusted pre-tax income (loss) (in millions)(b)	$(6)	$(4)	50%

All Other Operations
Average vehicles — Donlen	191,600	207,500	(8)%
Adjusted pre-tax income (loss) (in millions)(b)	$22	$21	5%

(a)	See the accompanying calculations of this key metric in Supplemental Schedule VI.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended March 31, 2018					Three Months Ended March 31, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,426	$468	$169	$—	$2,063	$1,353	$411	$152	$—	$1,916
Expenses:
Direct vehicle and operating	927	300	9	—	1,236	861	267	5	(1)	1,132
Depreciation of revenue earning vehicles and lease charges, net	434	102	125	—	661	499	85	117	—	701
Selling, general and administrative	99	60	10	65	234	95	52	8	65	220
Interest expense, net:
Vehicle	65	20	9	—	94	49	16	6	—	71
Non-vehicle	(31)	(1)	(3)	107	72	(19)	—	(2)	80	59
Total interest expense, net	34	19	6	107	166	30	16	4	80	130
Other (income) expense, net	—	(1)	—	(2)	(3)	—	(4)	—	31	27
Total expenses	1,494	480	150	170	2,294	1,485	416	134	175	2,210
Income (loss) before income taxes	$(68)	$(12)	$19	$(170)	(231)	$(132)	$(5)	$18	$(175)	(294)
Income tax (provision) benefit					29					71
Net income (loss)					$(202)					$(223)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) AND INCOME (LOSS) BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS),
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited

	Three Months Ended March 31, 2018					Three Months Ended March 31, 2017
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Net income (loss)					$(202)					$(223)
Income tax provision (benefit)					(29)					(71)
Income (loss) before income taxes	$(68)	$(12)	$19	$(170)	(231)	$(132)	$(5)	$18	$(175)	(294)
Depreciation and amortization	477	110	128	4	719	542	93	120	4	759
Interest, net of interest income	34	19	6	107	166	30	16	4	80	130
Gross EBITDA	$443	$117	$153	$(59)	$654	$440	$104	$142	$(91)	$595
Revenue earning vehicle depreciation and lease charges, net	(434)	(102)	(125)	—	(661)	(499)	(85)	(117)	—	(701)
Vehicle debt interest	(65)	(20)	(9)	—	(94)	(49)	(16)	(6)	—	(71)
Vehicle debt-related charges(a)	9	2	1	—	12	4	2	1	—	7
Corporate EBITDA	$(47)	$(3)	$20	$(59)	$(89)	$(104)	$5	$20	$(91)	$(170)
Non-cash stock-based employee compensation charges(c)	—	—	—	3	3	—	—	—	7	7
Restructuring and restructuring related charges(b)	—	2	—	2	4	—	1	—	5	6
Impairment charges and asset write-downs(d)	—	—	—	—	—	—	—	—	30	30
Information technology and finance transformation costs(e)	—	—	—	23	23	—	—	—	19	19
Other items(f)	(1)	1	—	—	—	—	(3)	—	1	(2)
Adjusted Corporate EBITDA	$(48)	$—	$20	$(31)	$(59)	$(104)	$3	$20	$(29)	$(110)
Non-vehicle depreciation and amortization	(43)	(8)	(3)	(4)	(58)	(43)	(8)	(3)	(4)	(58)
Non-vehicle debt interest, net of interest income	31	1	3	(107)	(72)	19	—	2	(80)	(59)
Non-vehicle debt-related charges(a)	—	—	—	4	4	—	—	—	3	3
Non-cash stock-based employee compensation charges(c)	—	—	—	(3)	(3)	—	—	—	(7)	(7)
Acquisition accounting(g)	12	1	2	—	15	12	1	2	1	16
Other(c)	—	—	—	(2)	(2)	—	—	—	2	2
Adjusted pre-tax income (loss)(h)	$(48)	$(6)	$22	$(143)	$(175)	$(116)	$(4)	$21	$(114)	$(213)
Income tax (provision) benefit on adjusted pre-tax income (loss)(i)					44					79
Adjusted net income (loss)					$(131)					$(134)
Weighted average number of diluted shares outstanding					83					83
Adjusted diluted earnings (loss) per share					$(1.58)					$(1.61)

Supplemental Schedule II (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS),
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited

(a)	Primarily represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(b)
Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs, which are shown separately in the table. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs and legal fees related to the previously disclosed accounting review and investigation.

(c)	Amounts represent items that are adjustments for purposes of calculating Adjusted Corporate EBITDA but not for calculating Adjusted pre-tax income (loss).

(d)	In 2017, represents an impairment of $30 million related to an equity method investment.

(e)
Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes.

(f)	Represents miscellaneous or non-recurring items.

(g)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(h)	Adjustments by caption to arrive at adjusted pre-tax income (loss) are as follows:

Increase (decrease) to expenses	Three Months Ended March 31,
(In millions)	2018	2017
Direct vehicle and operating	$(16)	$(16)
Selling, general and administrative	(25)	(29)
Interest expense, net:
Vehicle	(12)	(7)
Non-vehicle	(4)	(3)
Total interest expense, net	(16)	(10)
Other income (expense), net	1	(26)
Total adjustments	$(56)	$(81)

(i)	Derived utilizing a combined statutory rate of 25% and 37% for the three months ended March 31, 2018 and 2017, respectively, applied to the respective adjusted income (loss) before income taxes.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited

	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures(a)	$(2,892)	$(487)	$(186)	$(3,565)	$(2,097)	$(588)	$(152)	$(2,837)
Proceeds from disposal of revenue earning vehicles(a)	1,102	636	44	1,782	1,291	595	49	1,935
Net revenue earning vehicles capital expenditures	(1,790)	149	(142)	(1,783)	(806)	7	(103)	(902)
Depreciation of revenue earning vehicles, net	434	82	125	641	499	68	117	684
Financing activity related to vehicles:
Borrowings	3,898	1,189	94	5,181	1,641	410	47	2,098
Payments	(2,529)	(687)	(67)	(3,283)	(1,179)	(426)	(87)	(1,692)
Restricted cash changes	36	(500)	(12)	(476)	(1)	22	(7)	14
Net financing activity related to vehicles	1,405	2	15	1,422	461	6	(47)	420
Fleet growth	$49	$233	$(2)	$280	$154	$81	$(33)	$202

(a)
In 2017, includes $25 million classification correction in the International RAC segment which decreased both revenue earning vehicles expenditures and proceeds from disposal of revenue earning vehicles and did not impact net revenue earning vehicles capital expenditures.

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited

	Three Months Ended March 31,
(In millions)	2018	2017
Net cash provided by operating activities	$401	$485
Net change in restricted cash and cash equivalents, vehicle (a)	(476)	14
Revenue earning vehicles expenditures (b)	(3,565)	(2,837)
Proceeds from disposal of revenue earning vehicles (b)	1,782	1,935
Capital asset expenditures, non-vehicle	(44)	(41)
Proceeds from disposal of property and other equipment	4	7
Proceeds from issuance of vehicle debt	5,181	2,098
Repayments of vehicle debt	(3,283)	(1,692)
Adjusted free cash flow	$—	$(31)

(a)
Amount presented for the three months ended March 31, 2017 excludes a $(2) million non-cash impact of foreign currency exchange rates. The impact of non-cash foreign currency exchange rates for the three months ended March 31, 2018 was zero.

(b)
In 2017, includes $25 million classification correction in the International RAC segment which decreased both revenue earning vehicles expenditures and proceeds from disposal of revenue earning vehicles and did not impact net revenue earning vehicles capital expenditures.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited

	As of March 31, 2018			As of December 31, 2017
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$12,379	$4,432	$16,811	$10,431	$4,434	$14,865
Add:
Debt issue costs deducted from debt obligations	47	38	85	34	40	74
Less:
Cash and cash equivalents	—	1,046	1,046	—	1,072	1,072
Restricted cash	862	—	862	386	—	386
Net debt	$11,564	$3,424	$14,988	$10,079	$3,402	$13,481

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

U.S. Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total RPD
Revenues	$1,426	$1,353
Ancillary retail vehicle sales revenue	(26)	(22)
Total rental revenue	$1,400	$1,331
Transaction days (in thousands)	34,203	32,312
Total RPD (in whole dollars)	$40.93	$41.19	(1)%

Total Revenue Per Unit Per Month
Total rental revenue	$1,400	$1,331
Average vehicles	478,600	478,000
Total revenue per unit (in whole dollars)	$2,925	$2,785
Number of months in period	3	3
Total RPU per month (in whole dollars)	$975	$928	5%

Vehicle Utilization
Transaction days (in thousands)	34,203	32,312
Average vehicles	478,600	478,000
Number of days in period	90	90
Available car days (in thousands)	43,074	43,020
Vehicle utilization(a)	79%	75%	430	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$434	$499
Average vehicles	478,600	478,000
Depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$907	$1,044
Number of months in period	3	3
Net depreciation per unit per month (in whole dollars)	$302	$348	(13)%

(a)	Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

International Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total RPD
Revenues	$468	$411
Foreign currency adjustment(a)	(12)	31
Total rental revenue	$456	$442
Transaction days (in thousands)	9,974	10,184
Total RPD (in whole dollars)	$45.72	$43.40	5%

Total Revenue Per Unit Per Month
Total rental revenue	$456	$442
Average vehicles	148,700	150,400
Total revenue per unit (in whole dollars)	$3,067	$2,939
Number of months in period	3	3
Total RPU per month (in whole dollars)	$1,022	$980	4%

Vehicle Utilization
Transaction days (in thousands)	9,974	10,184
Average vehicles	148,700	150,400
Number of days in period	90	90
Available car days (in thousands)	13,383	13,536
Vehicle utilization(b)	75%	75%	(70)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$102	$85
Foreign currency adjustment(a)	(3)	7
Adjusted depreciation of revenue earning vehicles and lease charges, net	$99	$92
Average vehicles	148,700	150,400
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$666	$612
Number of months in period	3	3
Net depreciation per unit per month (in whole dollars)	$222	$204	9%

(a)	Based on December 31, 2017 foreign exchange rates.

(b)	Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

Worldwide Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total RPD
Revenues	$1,894	$1,764
Ancillary retail vehicle sales revenue	(26)	(22)
Foreign currency adjustment(a)	(12)	31
Total rental revenue	$1,856	$1,773
Transaction days (in thousands)	44,177	42,496
Total RPD (in whole dollars)	$42.01	$41.72	1%

Total Revenue Per Unit Per Month
Total rental revenue	$1,856	$1,773
Average vehicles	627,300	628,400
Total revenue per unit (in whole dollars)	$2,959	$2,821
Number of months in period	3	3
Total RPU per month (in whole dollars)	$986	$940	5%

Vehicle Utilization
Transaction days (in thousands)	44,177	42,496
Average vehicles	627,300	628,400
Number of days in period	90	90
Available car days (in thousands)	56,457	56,556
Vehicle utilization(b)	78%	75%	310	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$536	$584
Foreign currency adjustment(a)	(3)	7
Adjusted depreciation of revenue earning vehicles and lease charges, net	$533	$591
Average vehicles	627,300	628,400
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$850	$940
Number of months in period	3	3
Net depreciation per unit per month (in whole dollars)	$283	$313	(10)%
Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)	Based on December 31, 2017 foreign exchange rates.

(b)	Calculated as transaction days divided by available car days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures and key metrics are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the earnings release provide useful information regarding the Company's financial condition and results of operations and additional purposes for which management of the Company utilizes the non-GAAP measures. Non-GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with GAAP.

NON-GAAP MEASURES

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted pre-tax income (loss) is calculated as income (loss) before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts and premiums, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs and certain other miscellaneous or non-recurring items. Adjusted pre-tax income (loss) is important to management because it allows management to assess operational performance of the Company's business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider adjusted pre-tax income (loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) or income (loss) before income taxes. Adjusted pre-tax margin is adjusted pre-tax income (loss) divided by total revenues.

Adjusted Net Income (Loss)

Adjusted net income (loss) is calculated as adjusted pre-tax income (loss) less a provision for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Adjusted net income (loss) is important to management and investors because it represents the Company's operational performance exclusive of the effects of purchase accounting, debt-related charges, and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted diluted EPS is calculated as adjusted net income (loss) divided by the weighted average number of diluted shares outstanding for the period. Adjusted diluted EPS is important to management and investors because it represents a measure of the Company's operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Free Cash Flow

Adjusted free cash flow is calculated as net cash provided by operating activities, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating the Company's liquidity, investors should not consider Adjusted free cash flow in isolation of, or as a substitute for, a measure of the Company's liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income (loss) before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other miscellaneous or non-recurring items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate the Company's business segments that are financed differently and have different depreciation characteristics and compare the Company's performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under U.S. GAAP. When evaluating the Company's operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of the Company's financial performance as determined in accordance with GAAP, such as net income (loss) or income (loss) before income taxes.

Fleet Growth

U.S. and International Rental Car segments fleet growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-Vehicle Debt

Net non-vehicle debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Senior Second Priority Secured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net non-vehicle debt is important to management and investors as it helps measure the Company's corporate leverage. Net non-vehicle debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net vehicle debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program. Net vehicle debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total net debt is calculated as total debt, excluding the impact of unamortized debt issue costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total net debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

KEY METRICS

Available Car Days

Available car days is calculated as average vehicles multiplied by the number of days in a period.

Average Vehicles

Average Vehicles, also known as "fleet capacity", is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period. Among other things, average vehicles is used to calculate Vehicle Utilization which represents the portion of the Company's vehicles that are being utilized to generate revenue.

Net Depreciation Per Unit Per Month

Net depreciation per unit per month represents the amount of average depreciation expense and lease charges, net per vehicle per month and is calculated as depreciation of revenue earning vehicles and lease charges, net, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates, divided by the average vehicles in each period and then dividing by the number of months in the period reported. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Time and Mileage Revenue Per Transaction Day ("T&M rate" or "T&M pricing")

Time and mileage pricing is calculated as total rental revenue less revenue from value-added services, such as charges to the customer for the fueling of vehicles, loss damage waivers, insurance products, supplemental equipment and other consumables, divided by the total number of transaction days. This metric is important to management and investors as it represents a measurement of the changes in base rental fees, which comprise the majority of the Company’s Total RPD.

Total Rental Revenue

Total rental revenue is calculated as total revenue less ancillary retail vehicle sales revenue, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends.

Total Revenue Per Transaction Day ("Total RPD," also referred to as "pricing")

Total RPD is calculated as total rental revenue divided by the total number of transaction days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU")

Total RPU is calculated as total rental revenue divided by the average vehicles in each period and then dividing by the number of months in the period reported. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days (also referred to as "volume")

Transaction days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one transaction day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one transaction day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization

Vehicle utilization is calculated by dividing total transaction days by available car days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.